Final Transcript
Oct 18, 2011 / 09:30PM GMT, PWAV - POWERWAVE TECHNOLOGIES To Discuss Third Quarter Update Conference Call

Final Transcript

Conference Call Transcript PWAV - POWERWAVE TECHNOLOGIES To Discuss Third Quarter Update Conference Call Event Date/Time: Oct 18, 2011 / 09:30PM GMT

CORPORATE PARTICIPANTS

 Tom Spaeth
 Powerwave Technologies Inc - VP and Treasurer

 Kevin Michaels
 Powerwave Technologies Inc - CFO and Secretary

 Ron Buschur
 Powerwave Technologies Inc - President and CEO

CONFERENCE CALL PARTICIPANTS

 Steven O'Brien
 JPMorgan - Analyst

 Ted Moreau
 WJB Capital Group, Inc. - Analyst

 Larry Harris
 CL King & Associates - Analyst

 James Basch
 Dialectic Capital Management - Analyst

 Ameesh Handivar
 Silver Light Capital - Analyst

 Umesh Mehta
 Tenaya Capital - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the Powerwave Technologies to discuss third quarter update conference call. My name is Kathy, and I will be your operator for today. At this time, all participants are in a listen-only mode. Later, we will conduct a question and answer session.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today's call to Mr. Tom Spaeth, Vice President, and Treasurer. Please proceed.

 Tom Spaeth - Powerwave Technologies Inc - VP and Treasurer

 Thank you. Good afternoon, and welcome to Powerwave Technologies third quarter 2011 update conference call. I'm Tom Spaeth, Powerwave's Treasurer. Joining us on today's call will be Ron Buschur, President and Chief Executive Officer, and Kevin Michaels, Chief Financial Officer.

Before starting, I would like to point out that various remarks we make about future expectations, plans and prospects for Powerwave, including but not limited to, anticipated revenues, third quarter preliminary revenues, revenue growth rates, customer demand and the timing of customer orders, the split between operator and OEM sales, operating margins, gross profit margins, earnings per share levels, cash flow projections, revenue composition, supply chain constraints and shortages, manufacturing levels, improvements in cost structure, future cost savings related to our cost reduction activities, demand levels for the Company's product lines, projected growth in market share, trends in the wireless infrastructure market, the timing of 3G and 4G build-outs, the timing of product deliveries and future orders, the timing and closing of the Company's headquarters sale and lease-back transaction, the Company's ability to enter into and compete in vertical markets for it's products such as government and defense markets, common stock prices, the Company's ability to resolve new product production issues, debt purchases, the success of new products, expense levels, capital expenditure rates, inventory turns, inventory levels, tax rates, and days sales outstanding are all forward-looking statements which are intended to qualify for the Safe Harbor from the liability established by the Private Securities Reform Act of 1995.

These statements are subject to numerous risks and uncertainties that could cause Powerwave's actual results to be materially different from those projected or implied. Some of the risks and uncertainties include our ability to accurately forecast and anticipate customer orders, our ability to obtain material components within expected lead times, realize anticipated cost savings and synergies, the negative impact on demand for our products due to the macroeconomic environment, reduced demand due to industry consolidation among our major customers, fluctuations in foreign currencies, the ability to accurately forecast cash flows and credit collections, the ability to enter into new markets for our products and solutions, the impact of competitive products and pricing, economic and political conditions, and the loss of one or more significant customer accounts.

Please refer to our press release, Powerwave's current Form 10-K for the fiscal year ended January 2, 2011, our Form 10-Q for the quarterly period ended July 3, 2011, and other filings which are on file with the Securities and Exchange Commission for additional information on factors which could cause our actual results to be different from those projected or implied. Now I am going to turn the call over to Kevin Michaels, Powerwave's Chief Financial Officer.

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Thank you, Tom. I'll first make a brief statement, followed by Ron. And then, we'll take your questions. First, I want to note that we have not completed our financial review procedures for the third quarter, so all amounts discussed on this call are subject to our normal quarterly close procedures. Therefore, they may end up being different from what is currently anticipated.

As stated in our press release, we estimate that our third quarter revenues will be in the range of $75 million to $79 million. For the third quarter, our revenues have been impacted by several factors, which include a significant slowdown by our North American network operator customers, a significant reduction in activity with our original equipment manufacturing customers, coupled with further weakness in several international markets including Western and Eastern Europe and the Middle East.

From a global perspective, we believe that the current economic environment has caused operators to reduce or postpone their spending plans for the near term, while they evaluate the macroeconomic pressures in each individual market. From a customer perspective, we estimate that both our OEM and network operator businesses will be down approximately 55% from the second quarter of this year. From a network operator perspective, we encountered a significant slowdown in North American marketplace, led by a reduction in revenue with AT&T, and the North American resellers that sell into AT&T. In addition, we have experienced reduced revenues in both the European and Middle East markets. All of these factors combined together, have had a significant negative impact on our third quarter revenues.

In addition, I want to note that we have entered into a sale and leaseback transaction on our headquarters facility located here in Southern California. The sales price is approximately $49.5 million, and the Company has simultaneously entered into a 15 year lease agreement with the purchaser. This transaction is expected to close within this next week, and the Company will receive the sales proceeds upon closing of the transaction. I'll now turn the call over to Ron Buschur, Powerwave's President and Chief Executive Officer.

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Thank you, Kevin, and good afternoon, everyone. Let me start by first stating that we are very disappointed with our results for the third quarter, and we are taking the steps necessary to both drive future revenue, and ensure that we maintain the appropriate cost structure in this economic environment. Once we finalize our plans, we will share them with you.

From a global perspective, as Kevin mentioned, we believe that the poor economic environment has definitely impacted the network operator spending in several of our markets. Separately, the additional factors that are impacting particular markets, for example, in the Middle East have been significantly impacted by political unrest throughout that region.

In addition, in the North American market, we believe the uncertainty has been added to the market, given the government's recent opposition to the proposed merger of AT&T and T-Mobile, which we believe has led to delays in spending of these operators, and they are reevaluating their capital spending plans. While near term visibility remains difficult in the markets, we continue to believe the long-term demands for the improvement in the wireless infrastructure remain strong, and we continue to see the global demand for data, and wireless network operators continue to promote their future plans for improving existing coverage, and adding additional capacity in the form of 4G capabilities.

We believe that Powerwave remains well-positioned to build upon, and capture long-term growth, and market opportunities in the wireless infrastructure space. Now I'd like to turn the call over to the operator, and address any questions you may have.

 QUESTION AND ANSWER

Operator

 Thank you, sir.

(Operator Instructions).

Our first question comes from the line of Steve O'Brien from JPMorgan. Please proceed.

 Steven O'Brien - JPMorgan - Analyst

 Hi, thanks for taking my question. When we last, I guess, spoke in early August, didn't seem like you had indications of this level of demand slow down. Can you just maybe help us understand, how such a broad-based slowdown maybe took place in a couple of months? And I guess, it is probably hard right now, but going forward, can you give us any visibility into the potential for push outs or revenue recovery in the coming quarters?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 First of all, we expected the quarter to be somewhat backend loaded due to the European summer vacations and holidays. So we weren't alarmed at the rate at which we were seeing sales. But as we get towards the end of September, we have seen a significant slowdown. And in Eastern Europe, basically, one operator completely stopped spending due to some financial restraints and some other issues they had.

Looking in North America, up until -- I think late September, we heard a little bit of concern with AT&T after the Justice Department -- I think it was the end of August -- talked about blocking that potential merger between the two companies. And as you know, AT&T represents a very significant part of our business, as well as T-Mobile when you look at the North America operator market. And then the unrest, that we keep seeing in the Middle East, is certainly compounded by the fact that we were building out several networks there in Egypt, as well as other parts of the Middle East. And that funding has been frozen in some of the banks there, so payment has been very difficult, and operators are not proceeding there as well.

 Steven O'Brien - JPMorgan - Analyst

 I guess, [going to] the last part of my question which was on the visibility, or any sense for these backlogs, has typically been around $65 million to $75 million, where that stands right now, visibility into coming quarters? Or is this sort of the level of demand, the $75 million to $79 million, kind of indicative of the level of demand here for the near term?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Sure, Steve. I think a couple of things is, one is, we do think that we should see some improvement off of this level. Obviously, we have seen a reduction. Obviously, this last quarter we saw significant reductions, so our backlog numbers are down. We've -- we're not giving guidance going out right now, because there is a lot of uncertainty in our plans. But we certainly expect to see some recovery off of this low in the fourth quarter, but we're not prepared to forecast that. As we note in the press release, we will finalize the results, and have another call on November 1. So by then we may have a little bit better view. But we do expect to see some improvement.

 Steven O'Brien - JPMorgan - Analyst

 Okay, Kevin. And then maybe on the balance sheet, can you remind us of sort of the fixed versus variable cost structure, what do you think cash might look like at the end of the quarter? And what changes in receivables, inventories and payables may have happened?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Sure. I don't have all of the full balance sheet yet, because we are still in our close process. Our cash balance looks like it's around, similar to what it was the prior quarter, so around $46 million roughly, that we think that's about the level we ended the quarter at. The balance sheet and -- I don't have all the details, I think as Ron mentioned. Our collections have been not been what we would like to see, and all of the economic issues out there, but we still believe that we should be fine with that.

We think we have enough resources to operate well. And as we noted on this call, and in our 8-K filing today, we have signed a sale and leaseback agreement. It should close in the next couple of days, and that adds just under $50 million of additional cash to our proceeds. And we think we will have plenty of operating flexibility going forward.

 Steven O'Brien - JPMorgan - Analyst

 Okay. I will stop there. Thanks.

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Thank you.

Operator

 Our next question comes from the line of Ted Moreau of WJB Capital. Please proceed.

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Good afternoon, guys. Can you remind us, how much exposure do you have to the Middle East at the moment, or did you have to the Middle East before -- maybe in the first half of the year?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 We were running I think, on a quarterly basis, somewhere around $15 million to $20 million of sales --

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Okay.

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 -- per quarter there.

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 And then, you talked about one particular carrier in the Eastern Europe essentially kind of coming to a halt. Are there concerns about collections from this customer?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, we are pretty comfortable, because we are somewhat current with the collections, with that customer, and we have looked at how we are going to look forward. If you recall during the last slowdown in that region, we had put very tight payment terms on that customer as well. So our exposure there is very minimal. We feel pretty comfortable with that.

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Let me just add to that. In Eastern Europe, our customer there actually is current. Actually, we continue to receive payments out there. It's really -- what some of their customers are going forward, as we have seen a slowdown and a stoppage of spend over there. Some of that is due to some of their -- there has been devaluations in the currencies over there in the last month. And it is the same issue that we are seeing some of the other markets, where operators are freezing their capital. They are reevaluating. They continue to have long-term plans, but they have slowed stuff down for the end of this year. So we are reflecting that. But we -- we don't believe we have any collection issues.

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Have you seen any delays in LTE projects, along with the slowed spending environment?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Absolutely. I mean, it is obvious that when you are looking at the build-out, several of the operators who are talking about continuing down their build-out of the LTE networks, had to slow up that process slightly, based on some actions that the government has taken here in North America. And then, at the economic uncertainty in parts of the Middle East and in Europe with the network, they -- everyone, when you look at their long-term view of the benefits of the 4G or LTE network, they see that. But I think, right now financially, with the uncertainty, they are somewhat cautious moving forward.

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Okay. Okay. And then assuming gross margin is going to be pretty low in the quarter, I mean I know that you haven't finalized anything, but I am assuming that -- I mean how low, do you think we can go?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 I mean, it will be fairly low, we haven't finalized the numbers. Obviously, we're extremely under-absorbed, so it will have impact through there. And we are reviewing that, but it'll have a significant impact, obviously.

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Okay. All right. Thanks, I will jump back into queue.

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Thank you.

Operator

 Our next question comes from the line of Larry Harris of CL King. Please proceed.

 Larry Harris - CL King & Associates - Analyst

 Yes. Thank you. With respect to geographies, you mentioned North America and the regulatory environment, Europe including Eastern Europe and the Middle East. Were there any significant changes from your expectations with respect to other geographic regions, such as Asia-Pacific or Africa or Latin America?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, Latin America, Larry, is -- was a little bit slower than we anticipated with one customer, but I think that was more due to their timing of one of their rollouts that they had planned. Looking in the APAC region, I think we have seen what we somewhat expected in that region, as far as sales. So I don't think that region really has slowed down, or has speeded up with our sales expectations. Clearly, we want to focus in our efforts in the regions where we can benefit from a sales perspective. And Asia is one of the areas that we continue to focus on. But we think there is tremendous opportunity here in North America, once some of the uncertainty is lifted. And then as far as Western or Eastern Europe, I think we've all had an opportunity to see the news, and listen to the uncertainty about that economic environment from a macro perspective, and understand that.

 Larry Harris - CL King & Associates - Analyst

 Okay. You mentioned a sale or leaseback of the corporate headquarters. Is there any thoughts towards taking a look at quarterly operating expenses?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Oh, absolutely. As I indicated, we are looking at sizing our business appropriately to make sure that we reduce the operating expenses as well as a way to contribute to improving our COGS. And that is going on, as we speak today. So that is something we will certainly give you an update on, once we have that finalized.

 Larry Harris - CL King & Associates - Analyst

 And then, Kevin, I am just trying to reconcile the cash balance, and recognize that there are probably a number of variables that affected cash flow for this quarter. But as I -- I think you ended the June quarter -- you had $49.7 million in cash. And I may be mistaken on these numbers, but I guess there was a debt issuance of $100 million, correct? And then you retired $46.6 million in debt, and then did a $25 million share repurchase. Aside from the cash flow from operations this quarter, are those the changes that would be reflected on the cash flow statement for this quarter?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 I think there was roughly another $4 million of bond buybacks, so roughly a $50 million roughly of bond buyback, that would be added to that, and whatever fees associated with the financing, or deducted from that. But those are roughly the numbers, yes.

 Larry Harris - CL King & Associates - Analyst

 Okay. So, that's still suggests that there was probably significant negative cash flow in the quarter, if I am not mistaken to get to $46 million?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 I would -- yes, I would -- there is some -- like I said, we haven't finished our financials, and I don't have final numbers on that, but yes, there would be some use of cash during the quarter due to these results, yes.

 Larry Harris - CL King & Associates - Analyst

 Okay. All right, thank you.

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Thank you.

Operator

 Our next question comes from the line of [Sabir Jaiho] of Dialectic Capital. Please proceed.

 James Basch - Dialectic Capital Management - Analyst

 Hi, guys. This is James Basch for Sabir. A couple of questions, if I could.  The first question is thoughts on further bond buybacks. Can you talk about that?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Our plan right now is, we have approximately $12 million that is puttable in November. And we have  cash set aside for that. And so our plan is to retire those bonds. And then we will, obviously, we will continue to evaluate the other bonds. The next bonds are not puttable until 2014. So we will reevaluate that with our business needs and everything else, and we may in the future, do some market purchases of those.

 James Basch - Dialectic Capital Management - Analyst

 Okay. And then my second question. This is going to be the worst revenue quarter that you guys have had since 2004. And then, Ron, if I look at your tenure as CEO, sales have declined dramatically. The Company really has not been profitable in any way, consistently. And now you are coming up with a quarter like this. And what I've always heard about the Company, is that there is great technology, but it's mismanaged. What should give us confidence at this point, that you should still be managing this business?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, I can certainly understand your disappointment in the results. Looking at why I think we can continue, and I should be continuing to drive this. If you look at consolidation and the number of companies that went either bankrupt or are out of business during this period of time, I think you would see that we are in a very good position, even those results are very dismal from an expectation perspective. And I am not satisfied with them either.

And second of all, if you look at the rationale behind our growth, and our segment of growth that we have been able to demonstrate based on the fact that in 2001, we were a single amplifier Company, that had two customers that we were primarily focused on, and they were Samsung and Nortel. And you look at our diversification today, and you see the product offerings that we have, and the capabilities that we have as an organization and as a Company, and you have as a shareholder, I think that you will see long term, there is value associated with this.

Second of all, the volatility that is in this market. It is difficult and it is a commodity type of market, and that is why we are trying to divest -- or diversify ourselves. And divest some of the assets that don't make sense from a core technology perspective, that will allows us to grow the business. And we have done a pretty good job I think, of demonstrating that we have the future products that we can sell in this marketplace today, and be a leader, and recognized as a leader.

 James Basch - Dialectic Capital Management - Analyst

 And then last question. What is the commitment to free cash flow generation? You mentioned right-sizing the business, essentially decreasing operating expenses for more conservative revenue expectations. What I really question at this point, given the leverage you guys have on your balance sheet, and the lack of consistent free cash flow that you've generated in the future, is that we are just not going to see more of the same? So are you guys going to have -- have to be pushed in some ways to generate free cash flow, or walk me through how you're going to do it internally?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Well, our focus is to further right-size the business. We believe that there are significant opportunities out there to drive the business higher. We are focused on driving high margin business, although the last couple of years, we have tried to refocus the business on higher margin business. One of our top priorities continues to be cash flow generation. That is our focus, we're trying to do that, and we believe we can execute on that going forward. That is the number one priority for us.

 James Basch - Dialectic Capital Management - Analyst

 What is your line in the sand? How much longer are you willing to burn free cash flow?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Well, our goal is not to burn free cash flow. Our goal is to generate cash flow. That is --

 James Basch - Dialectic Capital Management - Analyst

 But you are just coming off a quarter like this. You have very little visibility into Q4, although you expect it to be better. You guys have no idea whether you are going to burn through more free cash flow or not. So what is the commitment to not burning free cash flow? How long are you going to let free cash flow burn for, before you really right-size this business appropriately?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, as I said, we are going to take the steps necessary to right size this business, and we will be sharing those results with you. We understand your frustration, and we are equally as frustrated. And we are committed to make sure that we do not burn cash flow out of this business. And we will take the steps necessary.

 James Basch - Dialectic Capital Management - Analyst

 That's all I have.

Operator

 Our next question comes from the line of [Ameesh Handivar] of [Silver Light]. Please proceed.

 Ameesh Handivar - Silver Light Capital - Analyst

 Yes, so when you talk about right-sizing the business. How do you balance that against staying competitive? Obviously, you guys have done a decent job in terms of diversifying from a product perspective, but it's still that really -- those haven't materialized in revenues yet. So how do you think -- how do you think your competitive position is today, and how do you see it evolving going forward?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, when we are looking at right-sizing our business, we are looking at right-sizing it from an investment, from an R&D perspective, not jeopardizing the future of the Company, but making sure that we satisfy the product segments that will show positive growth for the Company. And second of all, looking at how we have the resources positioned globally, so we can now size the business to where we can then start growing it, as we see consistent results moving forward.

And one of the things, that I think, as you had outlined. Regardless of the disappointment that we all have, with the results this quarter. In the past, we have always looked at how we can position the Company to size it appropriately, to minimize the cash burn, and to make sure that we still have the products to maintain our customer position. And to continue to support the customers, as they do their long-term build-outs.

 Ameesh Handivar - Silver Light Capital - Analyst

 So in that regard, what kind of progress if any, have you made in your government business?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, we have had good results with the government business. We actually have three contracts that we have been awarded. And I think that you will see sales in the fourth quarter, out of the government business unit that will be above $7 million in sales.

 Ameesh Handivar - Silver Light Capital - Analyst

 Okay. And then obviously, coverage solution business has been somewhat disappointing in performance, but obviously a huge area of growth opportunity. I mean, what are you doing there, in terms of positioning the business properly, for the opportunities that sector presents?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Now that area is certainly an area that we have always believed that will be a growth potential, and represents a good opportunity for Powerwave. And recently, we have finally been found the final product solution set for that DAS and coverage business, that we can now service the European market, as well as North America. And we have brought in a new Vice President of Sales for that area, who has expertise and experience in building out, the public safety as well as DAS and large venues, from a coverage GWS perspective.

 Ameesh Handivar - Silver Light Capital - Analyst

 So when do you think you'll start seeing some of the results there?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, we had actually a couple of projects that we were awarded this quarter, that we will start building out on. So we expect start seeing some growth in that GWS area over the next few quarters.

 Ameesh Handivar - Silver Light Capital - Analyst

 Okay. Thank you.

Operator

 Our next question comes from the line of [Umesh Mehta] of [Tenaya]. Please proceed.

 Umesh Mehta - Tenaya Capital - Analyst

 Hi, so a few questions. First, just wanted to confirm the -- on the cash position. So based on, Ron and Kevin, what you guys said, seems at the end of Q2 you had $49 million of cash. You raised $100 million in the senior sub note, retired $50 million in the bond buyback, $25 million in the share repurchase. And so, roughly burnt about $29 million of cash, is that fair?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Well, I think it is a little bit less than that, because I think there are some fees in there and stuff, related to our refinancing. But it is a little bit less than that, but it is in that range.

 Umesh Mehta - Tenaya Capital - Analyst

 Okay.

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 And I think that a lot of this will -- obviously, we haven't finished our full balance sheet and financials. Part of it is working capital changes. There has been some -- we have seen poor collections out there, but we are seeing collections as we go further into the new quarter. We are seeing some stuff starting to move. We think more stuff will move this quarter, so we are positive about that. And obviously, we have taken further steps by closing the sale and the leaseback of this building, so we've added additional, close to $50 million of additional funds to our bank balances. So we think we are addressing the needs of the Company, and giving us the flexibility to continue to move forward.

 Umesh Mehta - Tenaya Capital - Analyst

 Okay. So I just want to understand your sort of broader liquidity position. You -- your revolver, does that -- do you still have access to that and how large is that?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Yes. We have a revolver. The total size is $50 million. We have -- we -- the availability depends -- it changes throughout the quarter, depends on a borrowing base. But we don't have anything borrowed under it, so we have access with that. And we think that we will continue to have access to that. But obviously, with this financing and with the cash we have on our balance sheet, we don't see any need -- any really short-term needs for having to borrow under that.

 Umesh Mehta - Tenaya Capital - Analyst

 Do you have any covenants that you need to fulfil under that?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Well, there are covenants there, but without borrowing, you don't trigger them. So we're fine, and we are in discussions with our bank, so we don't have any covenant issues. That we don't expect any going forward.

 Umesh Mehta - Tenaya Capital - Analyst

 And this cash -- the $46 million, that you have as of the end of Q3. Where is that located, apparently in the US?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 A good portion is in the US, but some is in our international operations. Obviously, we have some international manufacturing in those places, so there is cash over there too. But we feel it is pretty accessible.

 Umesh Mehta - Tenaya Capital - Analyst

 How much would you say it's in the US? Half or?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 I mean -- it's at least half, probably a little bit more over -- a little bit over that.

 Umesh Mehta - Tenaya Capital - Analyst

 Okay. And then if we -- you talked about the sale lease back. Are there any similar opportunities amongst any of your other facilities that you own?

Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 We have one other facility that we own in Finland, which we are close to signing up a deal for the sale of that facility. It is roughly about EUR 5 million. We are hoping -- we have been negotiating that. We have been marketing that building for quite a while now. But we have a buyer. We are farther along, and we hope to close that before the end of the year.

 Umesh Mehta - Tenaya Capital - Analyst

 Okay. And in terms of it -- sort of -- a couple of people asked this question. Just sort of trying to understand your cost of goods sold. What sort of fixed, versus variable? How should we sort of think about that?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Well, that is a difficult question for us to answer. And I would say, we are obviously, as Ron mentioned, we are reevaluating our costs structure, so some of that, is going to change. I mean, in the short -- looking out a little bit farther, I mean a lot of stuff becomes variable, because you can scale some stuff out, and we are looking at the business to pull some of those costs down. I mean, clearly, we have excess capacity for this kind of revenue rate, and we think our revenue rates, base rates should run higher than this. But we, certainly are looking to scale the business more correctly. So and I said, we can give more guidance on that, in a couple of weeks when we report our final results.

 Umesh Mehta - Tenaya Capital - Analyst

 I mean, is it fair to say, that just at a high-level, that -- did you have sort of negative gross margins in the quarter?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Actually, we haven't finished our financials. I believe they will not be negative, but we haven't finished our financial close. So I guess, you will have to wait until we report those in a couple of weeks.

 Umesh Mehta - Tenaya Capital - Analyst

 Okay. And then if -- and then in terms of, you talked about customer losses. So how do we -- and sort of a slow down with some of the large telcos. How do we -- what is -- how do we sort of view that versus actual market share losses? I mean, how do you get comfortable that, these are sort of a one-time things, versus more -- these are more secular sort of situations?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Well, I think, obviously we have to see how the other people come out. And unfortunately we don't have like competitors that are public companies. We've seen some high-level people talk about some slowness. I think Ericsson has made some comments, and other people are making comments on that. A number of major OEMs have made comments about slowness out there. So we don't believe there is been large scale share shifts here. We think the market slowed down pretty significantly. Obviously, our mix of business, with trying to move stuff more in the direct channel. And with some of our OEM business falling off pretty dramatically at the same time, we've suffered kind of a double whammy. But that's -- we need to see more people report, that do report, to be able to answer that better.

 Umesh Mehta - Tenaya Capital - Analyst

 Okay. But then, if we sort of -- if you take your $75 million to $79 million revenue, and you sort of look at the variance relative to what you guys have normally -- being -- that you guys are doing in your base station and antenna business being, would -- is it equally sort of split with the mix, or is it one area is down more than the other?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 I think if you look at the mix of products, obviously, as you can see from the previous quarters, we were selling a lot of antennas, our filters and advanced RF conditioning components, due to the build-out of the LTE network. So that would probably take a larger hit, when you look at the percentage of sales loss in this quarter. And then you look in parts of the Middle East, we were selling amplifiers, as well as antennas, and TMAs and some filtering and conditioning products. So there, it was across all the different product categories.

 Umesh Mehta - Tenaya Capital - Analyst

 Okay. Just remind me again, who are your 10% plus customers are?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, AT&T, obviously was 10% customer previously. We had several operators that were in the European market, that were a 10%, and Nokia Siemens was 10%.

 Umesh Mehta - Tenaya Capital - Analyst

 Okay. And I guess lastly, Kevin, how do we think about what is sort of the minimum cash you need to run the business?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 That historically, we've targeted at a minimum number of $30 million.

 Umesh Mehta - Tenaya Capital - Analyst

 Okay. All right, great. Well, thanks a lot.

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Thank you.

Operator

 Our next question comes from the line of Ted Moreau. Please proceed.

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Ted?

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Can you hear me?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Yes, go ahead.

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Okay. Was there any possibility of an inventory buildup at any other customers in North America?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, I certainly would believe based on some of the slowdown, and how abrupt it was after the August announcement, that there probably is some inventory that is sitting there. We have a fairly good understanding of the inventory that we hold, based on the delay, so I would anticipate there is some inventory sitting there being positioned for the next couple of quarters.

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Okay. Interesting. Thanks. And then, did you say -- did you give a break out between, which was the bigger decline? Was it North America or EMEA?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 The North America market was the largest.

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Okay. And finally, last question. You have a manufacturing facility in Thailand, and there has been a lot of reports about wide-spread flooding going on. Can you give an update, as far as, like has there been any impact from that for you guys? Is the flooding near your facility, kind of what is going on there?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 No, we have been very fortunate, thank God, on the fact that there is no flooding near or in our facility. It's about 2.5 hours outside of Bangkok. And most of our supply chain in that region is, has not been impacted by it, to date. We have one large contract manufacturer that had indicated that the water was getting near, but has subsided. So I think so far, we have been very fortunate there, and we don't have any impact.

 Ted Moreau - WJB Capital Group, Inc. - Analyst

 Okay. Fortunate for that. Thanks for taking my questions.

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Thank you.

Operator

 Go ahead, and proceed, sir, and take your phone off of mute at this time. Mr. [Matswell], please take your phone off the mute feature at this time.

Unidentified Participant Analyst

 Yes. Can you hear me, guys?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Now we can, yes.

Unidentified Participant Analyst

 Great. Thank you. Just the -- back to the revenue miss component. If we estimated that around $90 million, just to make up a number from what expectations were, can you give us your best guess at how much of that was delayed into the future? And how much of that is revenue that we will never see?

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Well, we think based on the future revenue, probably, if you take the $90 million. I would say probably half of that we think, represents what can be deployed as soon as maybe some of the slowdown and freezing takes place. And then, looking at parts of the Middle East, I do think that product will be deployed. I think it is going to be delayed slightly. And then looking at Eastern Europe, it just depends on when the operator, and if the operator does start deploying again, in the next couple of quarters.

Unidentified Participant Analyst

 Right. Okay, thank you. And just to ask to go back to the bond buyback question. As you sit here with a lot more cash, post the sale lease back, and presumably your bonds are going to be down some after these numbers. Are you guys blacked out over the next couple of weeks before November 1, in terms of buying your bonds?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 We are not prohibited by any regulations. I think, to be honest, I think the near-term, we are focused on retiring the small amount that is still outstanding, that is puttable in November. And I think we want to evaluate the whole business and everything else, so I wouldn't expect to see us in the next few weeks out buying bonds.

Unidentified Participant Analyst

 Even if you saw a significant drop in price, that maybe gave you a pretty unique opportunity to retire some debt?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 I will never say never. Obviously, if the market does something strange and drops them down extremely low, we would have to evaluate that.

Unidentified Participant Analyst

 And then Kevin, just on the poor collections comment you made a couple of minutes ago. Are we going to see a higher, significantly higher bad debt numbers than we have seen typically?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 No. I mean, we're not. And we think the stuff is well collectible. As I -- and I did say, where we have seen some slower, we continues to see some things dragging along. We are seeing payments move through. And we believe -- we believe we will see a lot of that clear up during the fourth quarter. That is our goal. But no, we don't have a significantly higher bad debt component.

Unidentified Participant Analyst

 So we will see a build on the balance sheet, but probably not on the income statement?

 Kevin Michaels - Powerwave Technologies Inc - CFO and Secretary

 Correct.

Unidentified Participant Analyst

 Okay, great. Thanks guys.

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 Thank you.

Operator

 This ends the Q&A session on today's call. I will now like to turn the call over to Mr. Ron Buschur, for closing remarks.

 Ron Buschur - Powerwave Technologies Inc - President and CEO

 I want to thank everyone for joining us today. And I can assure you, we are focused on yours and our best interest in Powerwave Technologies. And we look forward to sharing with you our final results for the third quarter.

Operator

 Ladies and gentlemen, that concludes today's conference. Thank you for your participation. You may now disconnect, and have a great day.

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